Exhibit 99.1

PLX TECHNOLOGY, INC. REPORTS THIRD-QUARTER RESULTS

SUNNYVALE, Calif. - (October 15, 2003) - PLX Technology, Inc. (NASDAQ: PLXT) today announced financial results for the third quarter ended September 30, 2003.

For the third quarter ended September 30, 2003, the Company reported net revenues of $10.3 million, a 23 percent increase from the $8.3 million reported for the third quarter of 2002 and a 19 percent increase from the $8.7 million reported for the second quarter of 2003. Net revenues for the first nine months of 2003 were $27.4 million, a 5 percent increase from the $26.3 million reported for the first nine months of 2002.

Net income under generally accepted accounting principles (GAAP), which includes the effect of acquisition-related costs was $129,000, or $0.01 per share (diluted), for the third quarter of 2003, compared with net losses under GAAP of $688,000, or $0.03 per share, for the prior-year quarter. Net losses for the first nine months of 2003 were $2.6 million, or $0.12 per share, compared to net losses of $2.1 million, or $0.09 per share, for the first nine months of 2002.

Pro forma net income for the third quarter ended September 30, 2003 was $571,000 or $0.02 per share (diluted), compared to pro forma net losses of $93,000, or $0.00 per share, for the prior year quarter. Pro forma net losses for the first nine months of 2003 were $133,000, or $0.01 per share, compared to pro forma net losses of $57,000, or $0.00 per share, for the first nine months of 2002. Pro forma results, as outlined in the attached Pro Forma Consolidated Statements of Operations, exclude the effect of acquisition-related costs. See "Use of Pro Forma Financial Information" below.

The Company's gross margins in the third quarter were 72 percent. As a result of selling certain previously written-down inventory, the Company recorded a gross margin benefit of approximately $166,000, or approximately two gross margin points in the third quarter.

Cash and investments increased to $22.2 million at September 30, 2003, from $21.7 million at December 31, 2002.

"This quarter we were encouraged by our financial performance: 23 percent revenue growth over the second quarter of 2003, return to profitability and continued cash generation," said Michael Salameh, president of PLX. "We were also pleased with progress in two key PLX initiatives, PCI Express and PCI-to-PCI bridges. PCI Express, an emerging system interconnect technology, was a highlight of the September Intel Developer Forum, featuring product demonstrations and announcements by PLX, Intel and other industry leaders. This event confirmed that our early bet on PCI Express was the right one.

"In May we added PCI-to-PCI Bridges to our product lineup through the acquisition of HiNT Corporation. Going into the merger, we believed that by combining HiNT's complete PCI-to-PCI bridge product line with PLX's sales channel and broad customer base, we could gain market share and, therefore, revenue growth for PLX. Prior to the merger, most of HiNT's revenues were from customers in Asia, with limited penetration in the larger US market. In the third quarter we won designs at US customers by taking advantage of our customer relationships and technical support resources, an early indicator that PLX can build on the success HiNT already achieved.

"We estimate fourth-quarter revenues to be between $10.3 million and $11.3 million. We project a wide range because turns business has been variable and unpredictable. We anticipate that expenses in the fourth quarter on a GAAP basis will be $7.4 million to $7.6 million. On a pro forma basis, which excludes acquisition-related costs of approximately $300,000, we expect expenses of between $7.1 million and $7.3 million, higher than the third quarter due to expenses related to new product tooling charges. We expect margins to be in the 67 percent to 70 percent range."

The Company will be conducting a conference call today at 2:00 p.m. (PST) to discuss its third-quarter financial results. There will also be a live Webcast and a replay of the conference call that will be available through the Investors section of the PLX Web site at www.plxtech.com until October 22, 2003. The Webcast can also be accessed through www.ccbn.com.

Event archives are normally available one to two hours after the event ends. For the live event, listeners should go to either of the Web sites at least fifteen minutes before the event starts to download and install any necessary audio software.

USE OF PRO FORMA FINANCIAL INFORMATION: In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, PLX reports pro forma financial results. Pro forma net income and earnings (loss) per share exclude acquisition-related charges, such as amortization of goodwill, deferred compensation and other intangibles, as well as the tax effect of these items. PLX's management believes these pro forma measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods. Management uses these pro forma measures to evaluate its financial results, develop budgets and manage expenditures. The method PLX uses to produce pro forma results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these pro forma financial measures to the comparable GAAP results, which is provided in a table immediately below the Pro Forma Consolidated Statements of Operations.

About PLX

PLX Technology, Inc. (www.plxtech.com), based in Sunnyvale, Calif., USA, is the leading supplier of standard I/O interconnect silicon to the communications, server, storage and embedded-control industries. The PLX solution provides a competitive edge to our customers through an integrated combination of high-performance silicon, hardware and software design tools, and partnerships. These innovative solutions are designed to enable our customers to develop communications equipment with industry-leading performance, scalability and reliability. Furthermore, the combination of PLX product features, supporting development tools and partnerships allows customers to bring their designs to market faster. PLX PCI I/O Accelerator and HyperTransport Tunnel-to-Dual PCI-X devices are designed into a wide variety of embedded PCI communication systems, including switches, routers, line cards, media gateways, base stations, access multiplexors and remote access concentrators.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements include statements about the Company's estimated revenues, estimated expenses, estimated margins and estimated ongoing acquisition-related costs for the fourth quarter of 2003, and the expected broadening of our exposure to new customers and design opportunities, the strength of the HiNT product line, and our expected future turns business. Such statements involve risks and uncertainties which may cause actual results to differ materially from those set forth in these statements. Factors that could cause actual results to differ materially include risks and uncertainties such as reduced demand for products of electronic equipment manufacturers which include the Company's products due to adverse economic conditions in general or specifically affecting the Company's markets, technical difficulties and delays in the development process, errors in the products, reduced backlog of the Company's customers, unexpected expenses and the political climate. You are also referred to the documents filed by the Company with the SEC from time to time, including but not limited to the annual report on Form 10-K for the year ended December 31, 2002 and our quarterly report on Form 10-Q for the quarter ended June 30, 2003, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.
Editorial contact:	Company contact:
Jerry Steach	Rafael Torres, CFO
CommonGround Communications (for PLX)	PLX Technology, Inc.
Tel: 415.567.0899	Tel: 408.774.9060
jsteach@plxtech.com	investor-relations@plxtech.com

PLX TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

                                                                    Three months ended                 Nine Months Ended
                                                             --------------------------------------      September 30,
                                                             September 30, September 30,  June 30,   ----------------------
                                                                 2003          2002         2003        2003        2002
                                                             ------------  ------------  ----------  ----------  ----------
Net revenues............................................... $     10,283  $      8,339  $    8,660  $   27,446  $   26,254
Cost of revenues...........................................        2,846         2,435       2,518       7,879       8,177
                                                             ------------  ------------  ----------  ----------  ----------
Gross margin...............................................        7,437         5,904       6,142      19,567      18,077
                                                             ------------  ------------  ----------  ----------  ----------
Operating expenses:
  Research and development.................................        3,816         3,565       3,893      11,422      10,742
  Selling, general and administrative......................        3,301         3,151       3,193       9,552       9,787
  In-process research and development......................           --            --         875         875          --
  Amortization of purchased intangible assets..............          297           134         204         634         400
                                                             ------------  ------------  ----------  ----------  ----------
Total operating expenses...................................        7,414         6,850       8,165      22,483      20,929
                                                             ------------  ------------  ----------  ----------  ----------
Income (loss) from operations..............................           23          (946)     (2,023)     (2,916)     (2,852)
Interest income and other, net.............................          138           258         102         348         744
                                                             ------------  ------------  ----------  ----------  ----------
Income (loss) before provision (benefit) for income taxes..          161          (688)     (1,921)     (2,568)     (2,108)
Provision (benefit) for income taxes.......................           32            --         (24)         16          11
                                                             ------------  ------------  ----------  ----------  ----------
Net income (loss).......................................... $        129  $       (688) $   (1,897) $   (2,584) $   (2,119)
                                                             ============  ============  ==========  ==========  ==========

Basic net income (loss) per share.......................... $       0.01  $      (0.03) $    (0.09) $    (0.12) $    (0.09)
                                                             ============  ============  ==========  ==========  ==========
Shares used to compute basic per share amounts.............       23,797        22,986      22,214      22,392      23,316
                                                             ============  ============  ==========  ==========  ==========
Diluted net income (loss) per share........................ $       0.01  $      (0.03) $    (0.09) $    (0.12) $    (0.09)
                                                             ============  ============  ==========  ==========  ==========
Shares used to compute diluted per share amounts...........       24,442        22,986      22,214      22,392      23,316
                                                             ============  ============  ==========  ==========  ==========

PLX TECHNOLOGY, INC.
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(Excluding Acquisition-Related Costs and Amortization of Intangible Assets)
(Unaudited)
(in thousands, except per share amounts)

                                                                    Three months ended                 Nine Months Ended
                                                             --------------------------------------      September 30,
                                                             September 30, September 30,  June 30,   ----------------------
                                                                 2003          2002         2003        2003        2002
                                                             ------------  ------------  ----------  ----------  ----------
Net revenues............................................... $     10,283  $      8,339  $    8,660  $   27,446  $   26,254
Cost of revenues...........................................        2,846         2,435       2,518       7,879       8,177
                                                             ------------  ------------  ----------  ----------  ----------
Gross margin...............................................        7,437         5,904       6,142      19,567      18,077
                                                             ------------  ------------  ----------  ----------  ----------
Operating expenses:
  Research and development.................................        3,713         3,105       3,534      10,503       9,165
  Selling, general and administrative......................        3,287         3,150       3,184       9,529       9,702
                                                             ------------  ------------  ----------  ----------  ----------
Total operating expenses...................................        7,000         6,255       6,718      20,032      18,867
                                                             ------------  ------------  ----------  ----------  ----------
Income (loss) from operations..............................          437          (351)       (576)       (465)       (790)
Interest income and other, net.............................          138           258         102         348         744
                                                             ------------  ------------  ----------  ----------  ----------
Income (loss) before provision for income taxes............          575           (93)       (474)       (117)        (46)
Provision for income taxes.................................            4            --           4          16          11
                                                             ------------  ------------  ----------  ----------  ----------
Net income (loss).......................................... $        571  $        (93) $     (478) $     (133) $      (57)
                                                             ============  ============  ==========  ==========  ==========

Basic net income (loss) per share.......................... $       0.02  $      (0.00) $    (0.02) $    (0.01) $    (0.00)
                                                             ============  ============  ==========  ==========  ==========
Shares used to compute basic per share amounts.............       23,797        22,986      22,214      22,392      23,316
                                                             ============  ============  ==========  ==========  ==========
Diluted net income (loss) per share........................ $       0.02  $      (0.00) $    (0.02) $    (0.01) $    (0.00)
                                                             ============  ============  ==========  ==========  ==========
Shares used to compute diluted per share amounts...........       24,442        22,986      22,214      22,392      23,316
                                                             ============  ============  ==========  ==========  ==========

A reconciliation between net income (loss) on a GAAP basis and pro forma net income (loss) is as follows:

GAAP net income (loss)..................................... $        129  $       (688) $   (1,897) $   (2,584) $   (2,119)
In-process research and development........................           --            --         875         875          --
Amortization of deferred stock-based compensation..........          117           461         368         942       1,662
Amortization of purchased intangible assets................          297           134         204         634         400
Income tax effect..........................................           28            --         (28)         --          --
                                                             ------------  ------------  ----------  ----------  ----------
Pro forma net income (loss)................................ $        571  $        (93) $     (478) $     (133) $      (57)
                                                             ============  ============  ==========  ==========  ==========

PLX TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

                                                  September 30, December 31,
                                                      2003        2002(1)
                                                  ------------  ------------
                                                   (unaudited)
ASSETS
  Cash and investments.......................... $     22,244  $     21,680
  Accounts receivable, net......................        4,731         2,568
  Inventories...................................        2,552         1,003
  Income tax receivable.........................           --         3,635
  Property and equipment, net...................       31,428        31,962
  Goodwill......................................       15,998         8,054
  Other intangible assets.......................        3,027           970
  Other assets..................................        1,289         2,103
                                                  ------------  ------------
Total assets.................................... $     81,269  $     71,975
                                                  ============  ============

LIABILITIES
  Accounts payable.............................. $      1,898  $      1,582
  Accrued compensation and benefits.............        1,389           932
  Deferred revenues.............................          917           613
  Accrued commissions...........................          227           201
  Other accrued expenses........................        1,410           683
                                                  ------------  ------------
Total liabilities...............................        5,841         4,011
                                                  ------------  ------------

STOCKHOLDERS' EQUITY
  Common stock, par value.......................           24            21
  Additional paid-in capital....................       84,253        74,953
  Deferred compensation.........................          (69)         (900)
  Notes receivable for employee stock purchases.          (69)          (67)
  Accumulated other comprehensive income........          (38)           46
  Accumulated deficit...........................       (8,673)       (6,089)
                                                  ------------  ------------
Total stockholders' equity......................       75,428        67,964
                                                  ------------  ------------
Total liabilities and stockholders' equity...... $     81,269  $     71,975
                                                  ============  ============

(1) Derived from audited financial statements